Exhibit 10.1

AMENDMENT NO. 12 TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT AND

AMENDMENT TO REVOLVING CREDIT NOTE

THIS AMENDMENT, dated as of December 12, 2012, by and between Manitex International, Inc., a Michigan corporation formerly known as Veri-Tek International, Corp., and Manitex, Inc., a Texas corporation (the “Companies”, and individually a “Company”), and Comerica Bank, a Texas banking association, of Detroit, Michigan (“Bank”).

WITNESSETH:

WHEREAS, Companies and Bank entered into that certain Second Amended and Restated Credit Agreement dated April 11, 2007, as amended (the “Agreement”), and Companies executed and delivered to Bank the $22.5 million Revolving Credit Note dated June 29, 2011, as amended (the “Revolving Note”); and

WHEREAS, Companies and Bank wish to amend the Agreement and the Revolving Note;

NOW, THEREFORE, Companies and Bank agree as follows:

1.	The following definitions set forth in Section 1 of the Agreement are amended to read as follows:

“Borrowing Base” shall mean, as of any determination, the sum of (a) eighty-five percent (85%) of Eligible Accounts, plus (b) eighty-five percent (85%) of Eligible Canadian Accounts, plus (c) the lesser of (i) 85% of Eligible Bill and Hold Receivables and (ii) $10,000,000, plus (d) the lesser of (i) the Applicable Inventory Percentage of Eligible Inventory and (ii) $16,000,000, plus (d) the Overformula Amount. “Eligible Bill and Hold Receivable” shall mean any Account that is on a “bill and hold” basis based on documentation satisfactory to Bank.

“Overformula Amount” shall initially mean $1,500,000. On each of April 1, 2013, April 1, 2014 and April 1, 2015, the Overformula Amount shall decrease by $500,000.

“Revolving Credit Maximum Amount” shall mean Thirty-Two Million Dollars ($32,000,000).

2.	The Revolving Note is amended so that the face amount thereof is now Thirty-Two Million Dollars ($32,000,000).

3.	This Amendment may be executed in counterparts, of which this is one, all of which shall constitute one and the same instrument.

4.	Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

5.	Each Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within such Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of such Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of such Company set forth in Sections 7.1 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

6.	This Amendment shall be effective upon (a) execution of this Amendment by Companies and Bank, and (b) payment by the Companies to Bank of the non-refundable amendment fee in the amount of Twenty-Two Thousand Five Hundred Dollars ($22,500.00).

[Remainder of Page Intentionally Left Blank]

WITNESS the due execution hereof as of the day and year first above written.

BANK:	COMPANIES:

COMERICA BANK	MANITEX INTERNATIONAL, INC.

By: /s/ Ronald P. Riggan	By: /s/ David H. Gransee

Its: Vice President	Its: VP & CFO

MANITEX, INC.

By: /s/ David H. Gransee

Its: VP & CFO

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